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                                                                   EXHIBIT 23.6

VECTOR                                     VECTOR SECURITIES INTERNATIONAL, INC.
SECURITIES                                 1751 LAKE COOK ROAD, SUITE 350
INTERNATIONAL                              DEERFIELD, ILLINOIS 60015
                                           TELEPHONE (708) 940-1970
                                           FAX (708) 940-0774


               CONSENT OF VECTOR SECURITIES INTERNATIONAL, INC.

  Vector Securities International, Inc. hereby consents to the use of its name in the Joint Proxy Statement/Prospectus forming part of the Registration Statement on Form S-4 of Sierra Health Services, Inc. and to the filing of its letter attached as Annex F to the Joint Proxy Statement/Prospectus. In giving such consent, Vector Securities International, Inc. does not admit that it falls within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the Rules and Regulations issued thereunder.

                                     Vector Securities International, Inc.

                                     By: /s/ Shahab Fatheazam
                                        -----------------------
                                        Shahab Fatheazam
                                        Vice President

Dated: August 16, 1995